Exhibit 10(o)

SNAP-ON INCORPORATED

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is granted by SNAP-ON INCORPORATED (the “Company”) to each individual receiving the offer contained in the Restricted Stock Unit Award Offer Letter (each such person being known as a “Key Employee”) pursuant to the Company’s 2011 Incentive Stock and Awards Plan (the “Plan”).
WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its stockholders for its officers and other key employees to have an incentive tied to the price of Common Stock of the Company in order that they will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable; and
WHEREAS, the Company has determined to grant Key Employees Restricted Stock Units pursuant to the terms of the Plan and this Agreement;
NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Key Employee, the Company and the Key Employee hereby agree as follows:
1.Restricted Stock Units
The Company hereby awards to the Key Employee the number of restricted stock units (the “Restricted Stock Units”) set forth in the Restricted Stock Unit Award Offer Letter (the "Offer") under the column titled "Quantity Granted" (hereinafter the “Grant Number.”) The Restricted Stock Units granted under this Agreement are units that will be reflected in a book account maintained by the Company until they become vested or have been forfeited. This award is subject to the terms and conditions of this Agreement and the Plan. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Plan.
2.Restricted Period
(a)The Restricted Stock Units are subject to vesting over a _____-year period, which is referred to as the “Restricted Period.” The Restricted Stock Units will become vested and earned if the Key Employee continues in employment for the entire Restricted Period or terminates employment as described in Section 3(b) or 3(c). If the Key Employee terminates employment during the Restricted Period for any other reason, then Key Employee's right to the Restricted Stock Units will be forfeited on the date of such termination of employment.
(b)During the Restricted Period, the Key Employee will not have any right to vote the Restricted Stock Units. The Key Employee will not be deemed a stockholder of the Company with respect to any of the Restricted Stock Units. The Restricted Stock Units may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of prior to vesting.
(c)After the Restricted Period in (d), (e) or (f) below, the Key Employee shall receive a cash payment from the Company equal to any cash dividends paid with respect to the number of shares of Common Stock relating to the Restricted Stock Units that become vested hereunder.
(d)Within forty-five days after the end of the Restricted Period, the Company shall issue the Key Employee one share of Common Stock for each Restricted Stock Unit which becomes vested.
(e)Notwithstanding the foregoing, in the event of the Key Employee's death or Disability, in accordance Section 3(b), the Key Employee's death or Disability shall be deemed the end of the Restricted Period and the Company shall issue the Key Employee within forty-five days of such death or Disability one share of Common Stock for each Restricted Stock Unit which becomes vested.

(f)Notwithstanding the foregoing, in the event of the Key Employee's Retirement in accordance Section 3(c), the Key Employee's Retirement shall be deemed the end of the Restricted Period and the Company shall issue the Key Employee as soon as possible following six months of such Retirement one share of Common Stock for each Restricted Stock Unit which becomes vested.
3.Employment Conditions for the Restricted Stock Units
Subject to the terms and conditions set forth herein,
(a)Except as provided in (b) or (c) below and in addition to any rights of the Company under Section 4, the Key Employee will immediately forfeit the right to receive Restricted Stock Units if the Key Employee terminates employment with the Company and its subsidiaries prior to the end of the Restricted Period. Absence of the Key Employee on leave approved by a duly elected officer of the Company, other than the Key Employee, shall not be considered a termination of employment during the period of such leave.
(b)In the case of termination of employment during the Restricted Period as a result of death or Disability, the Key Employee (or Beneficiary) will become vested in the Grant Number of Restricted Stock Units multiplied by a fraction representing the portion of the Restricted Period that elapsed before the termination of the Key Employee’s employment.
(c)The Key Employee shall forfeit all rights to receive any Restricted Stock Units if the Key Employee terminates employment as a result of Retirement during the first year of the Restricted Period. In the case of termination of employment in the ____ or _____ year of the Restricted Period as a result of Retirement, the Key Employee (or Beneficiary) will become vested in the Grant Number of Restricted Stock Units multiplied by a fraction representing the portion of the Restricted Period that elapsed before the termination of the Key Employee’s employment.
(d)Subject to any rights of the Company under Section 4, the Key Employee will become vested in the Restricted Stock Units if the Key Employee continues in employment with the Company or its subsidiaries through the end of the Restricted Period. Absence of the Key Employee on leave approved by a duly elected officer of the Company, other than the Key Employee, shall not be considered a termination of employment during the period of such leave.
(e)Whether or not a divestiture of a subsidiary, division or other business unit (including through the formation of a joint venture) results in termination of employment with the Company and its subsidiaries will be at the discretion of the Committee, which discretion the Committee may exercise on a case by case basis.
4.Detrimental Activity
(a)Activity During Employment. If, prior to termination of the Key Employee’s employment with the Company or during the one-year period following termination of the Key Employee’s employment with the Company, the Company becomes aware that, prior to termination, the Key Employee had engaged in Detrimental Activity, then the Committee in its sole discretion, for purposes of this Agreement, may characterize or recharacterize termination of the Key Employee’s employment as a termination to which this Section 4 applies and may determine or redetermine the date of such termination, and the Key Employee’s rights with respect to the Grant shall be determined in accordance with the Committee’s determination.
(b)Activity Following Termination. If, within the six-month period following the Key Employee’s termination of employment with the Company, the Company becomes aware that the Key Employee has engaged in Detrimental Activity subsequent to termination, then the Key Employee’s rights with respect to the Grant shall be determined in accordance with any determination by the Committee under this Section 4.
(c)Remedies. If the Key Employee has engaged in Detrimental Activity as described in subsections (a) and/or (b), then the Committee may, in its discretion, declare that the Key Employee has forfeited the Grant in whole or in part and cause the Company to assume possession of any or all property held in escrow in respect of the Grant in its own right and/or cause the Key Employee to return any cash or property actually realized by the Key Employee (directly or indirectly) in respect of the Grant, in each case whether or not the Key Employee engaged in the Detrimental Activity before or after the date of termination.

(d)Allegations of Activity. If an allegation of Detrimental Activity by the Key Employee is made to the Committee, then the Committee may suspend the Key Employee’s rights in respect of the Grant to permit the investigation of such allegation.
(e)Definition of “Detrimental Activity.” For purposes of this Agreement, “detrimental activity” means activity that is determined by the Committee in its sole discretion to be detrimental to the interests of the Company or any of its subsidiaries, including but not limited to situations where the Key Employee (i) divulges trade secrets of the Company, proprietary data or other confidential information relating to the Company or to the business of the Company or any subsidiaries, (ii) enters into employment with a competitor under circumstances suggesting that the Key Employee will be using confidential information of the Company to compete with the Company, (iii) uses the Company’s confidential or proprietary information obtained during the course of his or her prior employment with the Company for his or her own purposes, such as for the solicitation of business and competition with the Company, (iv) is determined to have engaged (whether or not prior to termination of employment) in either gross misconduct or criminal activity harmful to the Company, (v) takes any action that materially harms the business interests, reputation or goodwill of the Company and/or its subsidiaries or (vi) fails to comply with lawful instruction of the board and in any such case the act or failure to act shall have been determined by the board to be materially harmful to the company, financially or otherwise.
5.Change in Control
In the event of a Key Employee’s Termination of Employment following a Change of Control, the Company shall issue the Key Employee a number of shares of Common Stock equal to the Grant Number of Restricted Stock Units.
6.Tax Withholding; Repurchase
(a)It shall be a condition of the obligation of the Company to issue Restricted Stock Units to the Key Employee or the Beneficiary, and the Key Employee agrees, that the Key Employee shall pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award or as a result of the vesting hereunder or shall provide evidence satisfactory to the Company that the Company has no liability to withhold.
(b)At each time the Company is obligated to issue Common Stock to the Key Employee or the Beneficiary, the Key Employee or the Beneficiary, as the case may be, may elect to pay all or a portion of the federal, state and local tax withholding obligations arising in connection with the Restricted Stock Units by having the Company repurchase shares of the Common Stock to be so issued or released at a price equal to the Fair Market Value (as defined below) on the Tax Date (as defined below), subject to Section 12 of the Plan and such rules as the Committee may adopt. The election must be delivered to the Company thirty days prior to the end of the Restricted Period or such other date established by the Company in writing. If the number of shares so determined shall include a fractional share, then the Company shall not be obligated to repurchase such fractional share. All elections shall be made in a form acceptable to the Company. As used herein, (i) “Tax Date” means the date on which the Key Employee must include in his or her gross income for tax purposes the fair market value of the Common Stock and (ii) “Fair Market Value” means the per share closing price on the date in question in the principal market in which the Common Stock is then traded or, if no sales of Common Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted.
7.Beneficiary
The person who the Key Employee designates in writing to the Committee as his or her beneficiary shall be referred to as the “Beneficiary” and shall be entitled to receive the Restricted Stock Units that vest following the death of the Key Employee. The Key Employee may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation that the Committee receives shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Key Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of the Key Employee’s death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, then the Key Employee’s estate shall be entitled to receive the Restricted Stock Units that vest following the death of the Key Employee. If the Committee is in doubt as to the right of any person to receive such Restricted Stock Units, then the Company may retain such Restricted Stock Units, without liability for any interest thereon, until the Committee determines the person entitled thereto, or the Company may deliver such Restricted Stock Units to any court of appropriate jurisdiction, and such delivery shall be a complete discharge of the liability of the Company therefor.
8.Adjustments in Event of Change in Capitalization
In the event of any Change in Capitalization, the Committee shall make such adjustments in the Grant Number of Restricted Stock Units under this Agreement, or in the terms, conditions or restrictions of this Agreement, as the Committee deems equitable; provided that in the absence of express action by the Committee, adjustments that apply generally to Restricted Stock Units granted under the Plan shall apply automatically to the Restricted Stock Units under this Agreement.
9.Powers of the Company Not Affected
The existence of the Grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any Change in Capitalization or any change in its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Nothing in this Agreement shall confer upon the Key Employee any right to continue in the employment of the Company or interfere with or limit in any way the right of the Company to terminate the Key Employee’s employment at any time.
10.Interpretation by Committee
The Key Employee agrees that any dispute or disagreement that may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or such plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive.
11.Miscellaneous
(a)This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.
(b)The Company may amend or modify this Agreement at any time; provided that the Key Employee must consent to such amendment or modification if the Committee determines that such change would materially reduce the Key Employee's benefits.
(c)The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.
(d)Any notice, filing or delivery hereunder or with respect to the Grant shall be given to the Key Employee at either his or her usual work location or work email address or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 2801 80th Street, Kenosha, Wisconsin 53143, Attention: Vice President - Human Resources. All such notices shall be given by first class mail, postage pre-paid, or by personal delivery or by email to the Key Employee at his or her Company email address.
(e)This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Key Employee, the Beneficiary and the personal representative(s) and heirs of the Key Employee, except that the Key Employee may not transfer any interest in any Restricted Stock Units prior to the release of the restrictions imposed by Section 2.
(f)This Agreement is intended to comply with Code Section 409A and shall be interpreted accordingly. To the extent the Key Employee is a “specified employee” under Section 409A, no distribution or benefit under this Agreement that constitutes a distribution of deferred compensation upon separation from service that would otherwise be payable during the six-month period after separation from service will be made during such six-

month period and any such distribution or benefit will instead be paid on the first business day after such six-month period.
(g)This Agreement is subject to the terms of this Company’s clawback policy as it may be in effect from time to time and any clawback requirements under law, regulation or exchange rules.